Exhibit 99.1

Jul 28, 2016

Second Sight Announces Two Exclusive Distribution Agreements to Bring the Argus II Retinal Prosthesis to Taiwan and Iran

SYLMAR, Calif.—(BUSINESS WIRE)— Second Sight Medical Products, Inc. (NASDAQ:EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to restore some useful vision to blind patients, today announced plans to expand into Taiwan with Orient Europharma Co, Ltd. and Iran with Arshia Gostar Darman Co, Ltd. through exclusive agreements to distribute the Argus® II Retinal Prosthesis System ("Argus II").

In Taiwan, Orient Europharma is a well-established distributor deeply connected in the ophthalmology market. Taiwan is a densely populated state of 25 million people. Their healthcare system is one of the most advanced worldwide with a structured social security system managed by the Bureau of National Health Insurance.

In Iran, Arshia Gostar Darman is a company with a proven track record of introducing similar medical devices and building multi-million dollar businesses. The U.S. Department of Treasury has granted Second Sight approval to sell the Argus II retinal prosthesis system in Iran, which is the largest market in the Middle East with 80 million people.

"These agreements further expand our global reach and partnering in these markets bring the Argus II closer to those suffering from outer retinal degeneration," said Will McGuire, President and CEO of Second Sight.

Each of the distributors will be responsible for executing in-country management of all aspects of Second Sight's technology, including sales, promotion, marketing, supporting national reimbursement, surgical, technical support and delivering rehabilitation.

There are an estimated 37,000 individuals in Taiwan and Iran with RP.

About the Argus® II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound outer retinal degeneration such as retinitis pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some useful vision. The system is controlled by software and is upgradeable, which may provide improved performance as new algorithms are developed and tested. Therefore current and future Argus II users may benefit from the continuously improving technology. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Austria, Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom and the United States.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and now manufactures and markets the Argus® II Retinal Prosthesis System. Enrollment has been completed in a feasibility trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 11, 2016 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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For Patient Inquiries:
Argus II hotline:
International: 1 (818) 833-5027
US (toll free): 1 (855) 756-3703
patients@secondsight.com
or
Investor Relations:
Institutional Investors
In-Site Communications, Inc.
Lisa Wilson, President
212-452-2793
lwilson@insitecony.com
or
Retail Investors
MZ North America
Matt Hayden, Chairman
949-259-4896
matt.hayden@mzgroup.us

Source: Second Sight Medical Products, Inc.